UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 18, 2022, the Nasdaq Listing Qualifications Department (the “Staff”), informed Baudax Bio, Inc. (the “Company”) that it did not comply with the minimum shareholders’ equity requirement of at least $2,500,000 pursuant to Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”). The Staff granted the Company’s request for an extension until May 15, 2023, to comply with Rule 5550(b)(1), but the Company did not meet the terms of such extension. The Company requested an appeal of the Staff’s determination and submitted a hearing request to the Nasdaq Hearings Panel (the “Panel”), which request stayed any delisting action by the Staff until the hearing process concluded. On June 9, 2023, the Company received a deficiency letter from the Staff notifying the Company that it was not in compliance with the requirement to maintain a minimum bid price of at least $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”).

On June 29, 2023, the Company’s hearing with the Panel was held and on July 24, 2023, the Company received a letter from the Staff (the “Hearing Decision”), notifying the Company of its decision to grant the Company’s request to continue its listing on the Nasdaq Capital Market on a conditional basis, subject to, among other things, the Company’s ability to demonstrate compliance with the Nasdaq initial listing requirements by or before November 13, 2023.

On November 14, 2023, the Company received a determination letter (the “Delisting Notification”) from the Nasdaq Hearings Advisor stating that the Panel has determined to delist the Company’s common stock, par value $0.01 per share (the “Common Stock”) from the Nasdaq Capital Market, and Nasdaq will accordingly suspend trading in the Company’s Common Stock, effective at the opening of trading on November 16, 2023, because the Company did not demonstrate compliance initial listing requirements by November 13, 2023.

Pursuant to the Delisting Notification, the Company has a period of 15 days from the date of the Delisting Notification to submit a written request for a review of the Panel’s delisting determination by the Nasdaq Listing and Hearing Review Council (the “Listing Council”). Unless the Company submits a timely request for the Listing Council’s review of the Panel’s delisting determination, the Company expects that a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”), which would remove the Company’s securities from listing and registration on Nasdaq. If the Company requests a review, there can be no assurance that the Listing Council would grant the Company’s request for continued listing on The Nasdaq Capital Market.

The Company anticipates that its Common Stock may be immediately eligible to be quoted on an over-the-counter trading market. However, there can be no assurance that the Company’s Common Stock will be admitted to trading on any over-the-counter trading market.

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Form 8-K include, without limitation, statements regarding whether the Company will request a review of the delisting determination by the Listing Council, the timing of the filing of any Form 25-NSE with the SEC, and the Company’s ongoing trading on the over-the-counter trading markets. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC and its subsequent filings with the SEC. Any forward looking statement speaks only as of the date on which it was made. Neither the Company, nor any of its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: November 15, 2023